NAV Only Total Returns


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years

The following table lists the information used to calculate the average annual total return and total return for First Investors Special Bond Fund, Inc. as of December 31, 1996.

                                              AVE. ANNUAL     TOTAL
                ERV          P         N      TOTAL RETURN    RETURN
                ---          -         -      ------------    -------

  1 year:   $ 1,116.20  $ 1,000.00    1.00       11.62%        11.62%

 5 years:   $ 1,710.40  $ 1,000.00    5.00       11.33%        71.04%

10 years:   $ 2,268.80  $ 1,000.00   10.00        8.54%       126.88%

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Average  Annual  Total  Return and Total  Return for First  Investors  Funds are
calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Special Bond Fund, Inc. as of December 31, 1996.

                                                AVE. ANNUAL     TOTAL
                  ERV          P         N      TOTAL RETURN    RETURN
                  ---          -         -      ------------    -------

  1 year:      $1,038.10   $1,000.00    1.00        3.81%         3.81%

 5 years:      $1,590.90   $1,000.00    5.00        9.73%        59.09%

10 years:      $2,109.30   $1,000.00   10.00        7.75%       110.93%